UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-149994

UNDER THE SECURITIES ACT OF 1933

Power Medical Interventions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	23-3011410
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

c/o Covidien

15 Hampshire Street

Mansfield, Massachusetts 02048

(Address of Principal Executive Offices)

PowerMed, Inc. 2000 Stock Option Plan

Power Medical Interventions, Inc. 2004 Stock Incentive Plan

Power Medical Interventions, Inc. 2007 Equity Incentive Plan

Power Medical Interventions, Inc. 2007 Employee Stock Purchase Plan

(Full Title of the Plans)

John H. Masterson

Senior Vice President and General Counsel

Covidien

15 Hampshire Street

Mansfield, Massachusetts 02048

(508) 261-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Paul Kinsella

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☒

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 (this “Post Effective Amendment”) relates to the Registration Statement on Form S-8 (File No. 333-149994) (the “Registration Statement”) of Power Medical Interventions, Inc. (the “Registrant”), pertaining to the registration of an aggregate of 2,446,304 shares of the Registrant’s common stock, $0.001 par value per share (the “Shares”), issuable under the Registrant’s 2000 Stock Option Plan, 2004 Stock Incentive Plan, 2007 Equity Incentive Plan and 2007 Employee Stock Purchase Plan, which was filed with the Securities and Exchange Commission on March 31, 2008.

Pursuant to an Agreement and Plan of Merger dated as of July 28, 2009 among United States Surgical Corporation, a Delaware corporation, (“USSC”), Covidien Delaware Corp., a Delaware corporation and a wholly owned subsidiary of USSC (“Covidien DE”), and the Registrant, Covidien DE merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation. The Merger became effective on September 8, 2009.

In connection with the closing of the Merger, the offering pursuant to the Registration Statement has been terminated. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all Shares registered under the Registration Statement but sold under the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mansfield, Commonwealth of Massachusetts, on September 8, 2009.

Power Medical Interventions, Inc.

By:	/s/ John W. Kapples
Name:	John W. Kapples
Title:	Vice President & Secretary, Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on September 8, 2009.

SIGNATURE	TITLE

/s/ Richard J. Meelia	Richard J. Meelia President (Principal Executive Officer)

/s/ Charles J. Dockendorff	Charles J. Dockendorff Vice President (Principal Financial Officer)

/s/ Richard G. Brown	Richard G. Brown Vice President (Principal Accounting Officer)

/s/ Kevin G. DaSilva	Kevin G. DaSilva Vice President & Treasurer, Director

/s/ Matthew J. Nicolella	Matthew J. Nicolella Director